Exhibit 107

Calculation of Filing Fee Tables
Form S-3
(Form Type)
Citizens, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	—	—	—	—	$—	$—	—	$—	—	—	—	$—
Fees Previously Paid	—	—	—	—	$—	$—	—	$—	—	—	—	$—
Carry Forward Securities
Carry Forward Securities (2)	Equity	Class A common stock	415(a)(6)	5,000,000		$23,300,000 (3)	.0000927		S-3	333-260955	November 30, 2021	$5,714.03

	Total Offering Amounts					$23,300,000	.0001531	$3,567.23
	Total Fees Previously Paid							$5,714.03
	Total Fee Offsets							$3,567.23
	Net Fee Due							$0.00
(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”) the number of shares of the Registrant’s common stock being registered hereunder includes such indeterminate number of additional shares of common stock as may become issuable as a result of any stock splits, stock dividends or similar transactions.

Exhibit 107

(2)The Registrant previously registered 15,000,000 shares under a Registration Statement on Form S-3 (Commission File No. 333-260955) (the "Prior Registration Statement"). The Prior Registration Statement, which was filed with the Securities Exchange Commission (“SEC”) on November 10, 2021, and declared effective by the SEC on November 30, 2021, included 9,200,000 newly registered securities, none of which were sold. Registrant has reduced the number of shares registered under this Registration Statement on Form S-3 to 5,000,000, all of which are carried forward from the 9,200,000 shares that were newly registered under the Prior Registration Statement (the "Unsold Securities"). Registrant paid registration fees in the amount of $5,714.03 with respect to the Unsold Securities on the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the registration fee associated with the offering of Unsold Securities under the Prior Registration Statement is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. The Registrant is not registering any new securities on this Registration Statement on Form S-3 .
(3)Calculated by multiplying the Unsold Securities by $4.66, the closing price of Registrant's common stock on November 18, 2024.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	—	—	—	—	—	$—	—	—	—	$—	$—
Fee Offset Sources	—	—	—	—	—	$—	—	—	—	$—	$—
Rule 457(p)
Fee Offset Claims(1)	Citizens, Inc.	S-3	333-260955	November 30, 2021		$3,567.23	Equity	Class A common stock	5,000,000	$23,300,000
Fee Offset Sources	Citizens, Inc.	S-3	333-260955		November 30, 2021						$3,567.23

Exhibit 107

(1)As permitted by Rule 415(a)(6) under the Securities Act, this Registration Statement includes the Unsold Securities. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.